                                                            Exhibit (4)-2
                                                            Unicom Corporation
                                                            Form S-8
                                                            File No. 333-



                              Unicom Corporation

                                    By-Laws


                          Effective January 28, 1994

                              As Amended Through

                                  May 2, 2000

                                   CONTENTS

                                                                       Page
                                                                      Number
                                                                      ------
ARTICLE I.       Stock.............................................      1

ARTICLE II.      Meetings of Shareholders..........................      3

ARTICLE III.     Board of Directors................................      9

ARTICLE IV.      Committees of the Board of Directors..............     11

ARTICLE V.       Officers..........................................     15

ARTICLE VI.      Indemnification...................................     20

ARTICLE VII.     Miscellaneous.....................................     21

ARTICLE VIII.    Alteration, Amendment or Repeal of By-Laws........     22

                              Unicom Corporation

                                    By-Laws
                                     _____

                                  ARTICLE I.

                                    STOCK.


     SECTION 1. Each holder of fully paid stock shall be entitled to a certificate or certificates of stock stating the number and class of shares, and the designation of the series, if any, which such certificate represents. All certificates of stock shall at the time of their issuance be signed either manually or by facsimile signature by the Chairman, the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates of stock shall be sealed with the seal of the Company or a facsimile of such seal, shall be countersigned either manually or by facsimile signature by a Transfer Agent and shall be authenticated by manual signature and registered by a Registrar. The Board of Directors shall appoint one or more Transfer Agents, none of whom shall be officers of the Company authorized to sign certificates of stock, and one or more Registrars, each of which Registrars shall be a bank or trust company. Certificates of stock shall not be valid until countersigned by a Transfer Agent and authenticated and registered by a Registrar in the manner provided by the Board of Directors.

     SECTION 2. Shares of stock shall be transferable only on the books of the Company and, except as hereinafter provided or as otherwise required by law, shall be transferred only upon proper endorsement and surrender of the certificates issued therefor. If an outstanding certificate of stock shall be lost, destroyed or stolen, the holder thereof may have a new certificate upon producing evidence satisfactory to the Board of Directors of such loss, destruction or theft, and upon furnishing to the Company, the Transfer Agents and the Registrars a bond of indemnity deemed sufficient by the Board of Directors against claims under the outstanding certificate.

     SECTION 3. The certificates for each class or series of stock shall be numbered and issued in consecutive order and a record shall be kept of the name and address of the person to whom each certificate is issued, the number of shares represented by the certificate and the number and date of the certificate. All certificates exchanged or returned to the Company or the Transfer Agent for transfer shall be canceled and filed.


     SECTION 4. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, for a meeting of shareholders, not less than ten days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty days, immediately preceding such meeting.

     SECTION 5. If any subscription for stock in the Company or any installment of such subscription shall be unpaid when due, as the Board of Directors shall have determined the time for payment, and shall continue unpaid for twenty days after demand for the amount due, made either in person or by written notice duly mailed to the last address, as it appears on the records of the Company, of the subscriber or other person by whom the subscription or installment shall be payable, the stock or subscription upon which payment shall be so due shall, upon the expiration of said twenty days, become and be forfeited to the Company without further action, demand or notice, and such stock or subscription may be sold at public sale, subject to payment of the amount due and unpaid, plus all costs and expenses incurred by the Company in that connection, at a time and place to be stated in a written notice to be mailed to the recorded address of the delinquent subscriber or other person in default on the subscription at least ten days prior to the time fixed for such sale; provided, that the excess of proceeds of such sale realized over the amount due and unpaid on said stock or subscription shall be paid to the delinquent subscriber of other person in default on the subscription, or to his or her legal representative; and, provided further, that no forfeiture of stock, or of any amounts paid upon a subscription therefor, shall be declared as against the estate of any decedent before distribution shall have been made of the estate.

     The foregoing provisions for the forfeiture and sale of stock or subscriptions shall not exclude any other remedy which may lawfully be enforceable at any time, by forfeiture of stock or of amounts theretofore paid or otherwise, against any person for nonpayment of a subscription or of any installment thereof.

     SECTION 6. Transfers of shares shall be made only on the books of the Company by the registered holder thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney or successor thereunto authorized by power of attorney or by documents duly executed and filed with the Secretary or Transfer Agent of the Company, and upon surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Company shall be deemed the owner thereof for all purposes as regards the Company.

     SECTION 7. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Illinois.


                                  ARTICLE II.

                           MEETINGS OF SHAREHOLDERS.

     SECTION 1. (a) The regular annual meeting of the shareholders of the Company for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on such day as the Board of Directors may by resolution determine. Each such regular annual meeting and each special meeting of the shareholders shall be held at such place as may be fixed by the Board of Directors and at such hour as the Board of Directors shall order.

     (b) Only such business shall be conducted at an annual meeting of shareholders as shall have been properly brought before the meeting. For business to be properly brought before the meeting, it must be: (i) authorized by the Board of Directors and specified in the notice, or a supplemental notice, of the meeting, (ii) otherwise be brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a shareholder of the Company who is a shareholder of record at the time of giving of the notice provided for in this Section, who shall be entitled to vote at such annual meeting and who complies with the procedures set forth in this
Section 1(b). For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or, if earlier, the day on which public announcement of the date of the annual meeting was made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. To be in proper written form, a shareholder's notice to the Secretary shall set forth in writing as to each matter the shareholder proposes to bring before the meeting (i) a brief description of such matter and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company's books, of the shareholder proposing such business,
(iii) the number of shares of stock of the Company which are beneficially owned by the shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person(s) (including their names) in connection with the proposal of such business by such shareholder and any material interest of the shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1(b). The chairman of an annual meeting at which any business is proposed by a shareholder shall have sole authority to determine, if the facts warrant, that such business was not properly brought before the meeting in accordance with the provisions of this Section 1(b), and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. For purposes of this Section 1(b), "public announcement" shall include disclosure in a press release issued to one or more national financial or general news services or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

     SECTION 2. Special meetings of the shareholders may be called by the Chairman, by the Board of Directors, by a majority of the Directors individually or by the holders of not less than one-fifth of the total outstanding shares of capital stock of the Company.

     SECTION 3. Written notice stating the place, day and hour of the meeting of the shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than twenty nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman, the Secretary or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the shareholder's address as it appears upon the records of the Company, with postage thereon prepaid.

     SECTION 4. At all meetings of the shareholders, a majority of the outstanding shares of stock, entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter, but the shareholders represented at any meeting, though less than a quorum, may adjourn the meeting to some other day or sine die. If a quorum is present, the affirmative vote of the majority of the shares of stock represented at the meeting and entitled to vote on a matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the articles of incorporation.

     SECTION 5. At every meeting of the shareholders, each outstanding share of stock shall be entitled to one vote on each matter submitted for a vote. In all elections for Directors, every shareholder shall have the right to vote the number of shares owned by such shareholder for as many persons as there are Directors to be elected, or to cumulate such votes and give one candidate as many votes as shall equal the number of Directors to be elected multiplied by the number of such shares or to distribute such cumulative votes in any proportion among any number of candidates. A shareholder may vote either in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form and delivering it to the person so appointed.

     SECTION 6. Any meeting at which a quorum of shareholders is present, in person or by proxy, may adjourn from time to time without notice, other than announcement at such meeting, until its business is completed. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     SECTION 7. The Secretary of the Company shall make or cause to be made, within twenty days after the record date for a meeting of shareholders of the Company or ten days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for at least ten days prior to such meeting, shall be kept on file at the registered office of the Company and shall be subject to inspection by any shareholder, and to copying at such shareholder's expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

     SECTION 8. The Chairman and the Secretary of the Company shall, when present, act as chairman and secretary, respectively, of each meeting of the shareholders.

     SECTION 9. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting, unless an inspector or inspectors shall have been previously appointed for such meeting by the Chairman. Such inspectors shall ascertain and report the number of shares of stock represented at the meeting, based upon their determination of the validity and effect of proxies, count all votes and report the results and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

     SECTION 10. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

     Section 11. Only persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible for election at a meeting of shareholders as directors of the Company. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or a committee of the Board of Directors or (b) by any shareholder of the Company who is a shareholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote for the election of directors at the meeting and who complies with the procedures set forth in this Section 11. Any nomination by a shareholder shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or, if earlier, the day on which public announcement of the date of the annual meeting was made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and
(b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company's books, of such shareholder, (ii) the number of shares of stock of the Company which are beneficially owned by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person(s) (including their names) pursuant to which the nomination(s) are made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in such shareholder's notice and (v) any other information relating to such shareholder that is or would be required to be disclosed pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. The chairman of the meeting at which a shareholder nomination is presented shall have sole authority to determine, if the facts warrant, that a nomination was not made in accordance with the procedures prescribed by this Section 11, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section. For purposes of this Section 11, "public announcement" shall include disclosure in a press release issued to one or more national financial or general news services or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

                                 ARTICLE III.

                              BOARD OF DIRECTORS.

     SECTION 1. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors. The number of Directors of the Company shall be not less than eight nor more than thirteen. The Directors shall be elected at each annual meeting of the shareholders, but if for any reason the election shall not be held at an annual meeting, it may be subsequently held at any special meeting of the shareholders called for that purpose after proper notice. The Directors so elected shall hold office until the next annual meeting and until their respective successors, willing to serve, shall have been elected and qualified. Directors need not be residents of the State of Illinois or shareholders of the Company. No person shall be eligible for nomination or renomination as a Director by the management of the Company who, prior to the date of election, shall have attained age seventy-two. No person who is an employee or a former employee of the Company or of a subsidiary of the Company shall be eligible for nomination or renomination as a Director by the management of the Company for a term commencing after such person ceases to be such an employee; provided, however, that any Director of the Company who was a Director of Commonwealth Edison Company, an Illinois corporation, in office on June 15, 1989 who is or has been such an employee may be renominated as a Director unless such person shall have attained age sixty-five on or before the date of election of Directors.

     SECTION 2. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose; provided, however, that any vacancy in the Board of Directors
              ---------  -------
arising between meetings of shareholders by reason of an increase in the number of directors or otherwise may be filled by the vote of a majority of the directors then in office, although less than a quorum. Any directors so elected shall serve until the next annual meeting of shareholders.

     SECTION 3. A meeting of the Board of Directors shall be held immediately, or as soon as practicable, after the annual election of Directors in each year, provided a quorum for such meeting can be obtained. Notice of every meeting of the Board, stating the time and place at which such meeting will be held, shall be given to each Director personally, by telephone or by other means of communication at least one day, or by depositing the same in the mails properly addressed at least two days before the day of such meeting. A meeting of the Board of Directors may be called at any time by the Chairman or by any two Directors and shall be held at such place as shall be specified in the notice for such meeting.

     SECTION 4. A majority of the number of Directors then in office, but not less than six, shall constitute a quorum for the transaction of business at any meeting of the Board, but a lesser number may adjourn the meeting from time to time until a quorum is obtained, or may adjourn sine die. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 5. Each member of the Board not receiving a salary from the Company or a subsidiary of the Company shall be paid such fees as the Board of Directors may from time to time, by resolution adopted by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, determine. The Directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors. Members of any committee of the Board of Directors may be allowed like fees and expenses for service on or attendance at meetings of such committee. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor.

     SECTION 6. A Director of the Company who is present at a meeting of the Board of Directors at which action is taken on any corporate matter shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he shall file his or her written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 7. At the first meeting of the Board of Directors following the annual meeting of shareholders each year, the Board shall elect a Lead Director. The Lead Director shall be elected from among the Outside Directors of the Company. For purposes hereof, "Outside Directors" shall be those who are not and never have been employees of the Company or any of its direct or indirect subsidiaries. The duties of the Lead Director shall be to convene and chair meetings of the Outside Directors and to assume other responsibilities which the Outside Directors might designate from time to time. The Lead Director will consult with other Outside Directors as to appropriate items for discussion at each such meeting.


                                  ARTICLE IV.

                     COMMITTEES OF THE BOARD OF DIRECTORS

     SECTION 1. The Board of Directors may from time to time create committees, standing or special, each committee to consist of two or more Directors of the Company, and the Board shall appoint Directors to serve on such committees and confer such powers upon such committees and revoke such powers and terminate the existence of such committees, as the Board at its pleasure may determine, subject to the limitations set forth in Section 8.40(c) of the Illinois Business Corporation Act of 1983, as amended from time to time.

     SECTION 2. Meetings of any committee of the Board may be called at any time by the Chairman, by any two Directors or by the chairman of the committee the meeting of which is being called and shall be held at such place as shall be designated in the notice of such meeting. Notice of each committee meeting stating the time and place at which such meeting will be held shall be given to each member of the committee personally, or by telecopy, or by depositing the same in the mails properly addressed, at least one day before the day of such meeting. A majority of the members of a committee shall constitute a quorum thereof but a lesser number may adjourn the meeting from time to time until a quorum is obtained, or may adjourn sine die. A majority vote of the members of a committee present at a meeting at which a quorum is present shall be necessary for committee action.

     SECTION 3. The Board of Directors may from time to time designate from among the Directors alternates to serve on one or more committees as occasion may require. Whenever a quorum cannot be secured for any meeting of any committee from among the regular members thereof and designated alternates, the member or members of such committee present at such meeting and not disqualified from voting thereat, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified member.

     SECTION 4. Every Director of the Company, or member of any committee designated by the Board of Directors pursuant to authority conferred by these By-Laws, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of the Company's officers or employees, or committees of the Board of Directors, or by any other person as to matters the Director or member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

     SECTION 5. Unless otherwise limited by the Board of Directors and subject to the limitations set forth in the next sentence, each committee of the Board of Directors consisting of two or more Directors may exercise the authority of the Board. Notwithstanding any other provision of the By-Laws, no committee of the Board of Directors shall: (1) authorize distributions; (2) approve or recommend to shareholders any act required by law to be approved by shareholders; (3) fill vacancies on the Board of Directors or on any of its committees; (4) elect or remove officers or fix the compensation of any member of the committee; (5) adopt, amend or repeal the By-Laws; (6) approve a plan of merger not requiring shareholder approval; (7) authorize or approve reacquisition of stock, except according to a general formula or method prescribed by the Board of Directors; (8) authorize or approve the issuance or sale, or contract for sale, of stock or determine the designation and relative rights, preferences, and limitations of a series of stock, except that a committee may fix the specific terms of the issuance or sale or contract for sale or the number of shares of stock to be allocated to particular employees under an employee benefit plan; or (9) amend, alter, repeal, or take action inconsistent with any resolution or action of the Board of Directors when the resolution or action of the Board of Directors provides by its terms that it shall not be amended, altered or repealed by action of a committee.

                                  ARTICLE V.

                                   OFFICERS.


     SECTION 1. There shall be elected by the Board of Directors, at its first meeting after the annual election of Directors in each year if practicable, the following principal officers of the Company, namely: a Chairman, a President, such number of Executive Vice Presidents, Senior Vice Presidents and Vice Presidents as the Board at the time may decide upon, a Secretary, a Treasurer and a Comptroller; and the Board may also provide for a Vice Chairman and such other officers, and prescribe for each of them such duties, as in its judgment may from time to time be desirable to conduct the affairs of the Company. No officer shall be elected for a term extending beyond the first day of the month following the month in which such officer attains the age of 65 years, on which date such officer shall be retired. The Chairman shall be a Director of the Company; any other officer above named may, but need not, be a Director of the Company. Any two or more offices may be held by the same person. All officers shall hold their respective offices until the first meeting of the Board of Directors after the next succeeding annual election of Directors and until their successors, willing to serve, shall have been elected, but any officer may be removed from office by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby. Such removal, however, shall be without prejudice to the contract rights, if any, of the person so removed. Election of an officer shall not of itself create contract rights.

     SECTION 2. The Chairman shall be the chief executive officer of the Company and shall have general authority over all the affairs of the Company, including the power to appoint and discharge any and all officers, agents and employes of the Company not elected or appointed directly by the Board of Directors. The Chairman shall, when present, preside at all meetings of the shareholders and of the Board of Directors. The Chairman shall have authority to call special meetings of the shareholders and meetings of the Board of Directors, and of any committee of the Board of Directors and, when neither the Board of Directors nor the Executive Committee is in session, to suspend the authority of any other officer or officers of the Company, subject, however, to the pleasure of the Board of

Directors or of the Executive Committee at its next meeting. The Chairman, or such other officer as the Chairman may direct, shall be responsible for all internal audit functions, and the internal audit personnel shall report directly to the Chairman or to such other officer.

     SECTION 3. If, at any time, it is brought to the attention of any Director that the Chairman has or may become absent or disabled and may thereby be unable to perform the duties of Chairman for some period of time, the Lead Director shall, as promptly as practicable upon his own initiative, or after notice from another Director, convene a meeting (in person or by telephone conference call) of the Outside Directors (who for purposes hereof shall consist of all Directors who are not and have never been employees of the Company or any of its direct or indirect subsidiaries) who shall decide whether the Chairman has become absent or disabled. Upon such determination, the Outside Directors shall designate an Acting Chairman, who may be the Lead Director or any other Director of the Company, and who shall exercise the power and duties of the Chairman until the Outside Directors shall have determined that the Chairman can resume his duties as Chairman or until a new Chairman has been elected by the Board of Directors. The Acting Chairman, however, shall have no authority to make changes in the persons holding any office at the executive payroll level of the Company or to make changes in any such person's duties or responsibilities, or compensation or benefits, without prior approval of the Board of Directors. For purposes of this Section, any action of the Outside Directors shall be by majority vote of those present at a meeting of such Directors, provided that a majority of such Directors shall constitute a quorum for such a meeting.

     SECTION 4. Except insofar as the Board of Directors, the Executive Committee or the Chairman shall have devolved responsibilities on the other principal officers, the President shall be responsible for the general management and direction of the affairs of the Company, subject to the control of the Board of Directors, the Executive Committee and the Chairman. The President shall have such other powers and duties as usually devolve upon the President of a corporation and such further powers and duties as may be prescribed by the Board of Directors, the Executive Committee or the chairman. The President shall report to the Chairman.

     SECTION 5. The Executive Vice Presidents, the Senior Vice Presidents and the Vice Presidents shall have such powers and duties as may be prescribed for them, respectively, by the Board of Directors, the Executive committee or the Chairman. Each of such officers shall report to the Chairman or such other officer as the Chairman shall direct.

     SECTION 6. The Secretary shall attend all meetings of the shareholders, of the Board of Directors and of each committee of the Board of Directors, shall keep a true and faithful record thereof in proper books and shall have the custody and care of the corporate seal, records, minute books and stock books of the Company and of such other books and papers as in the practical business operations of the Company shall naturally belong in the office or custody of the Secretary or as shall be placed in the Secretary's custody by order of the Board of Directors or the Executive Committee. The Secretary shall keep or cause to be kept a suitable record of the addresses of shareholders and shall, except as may be otherwise required by statute or the by-laws, sign and issue all notices required for meetings of shareholders, of the Board of Directors and of the committees of the Board of Directors. Whenever requested by the requisite number of shareholders or Directors, the Secretary shall give notice, in the name of the shareholder or shareholders or Director or Directors making the request, of a meeting of the shareholders or of the Board of Directors or of a committee of the Board of Directors, as the case may be. The Secretary shall sign all papers to which the Secretary's signature may be necessary or appropriate, shall affix and attest the seal of the Company to all instruments requiring the seal, shall have the authority to certify the by-laws, resolutions of the shareholders and Board of Directors and committees of the Board of Directors and other documents of the Company as true and correct copies thereof and shall have such other powers and duties as are commonly incidental to the office of Secretary and as may be prescribed by the Board of Directors, the Executive Committee or the Chairman. The Secretary shall report to the Chairman or such other officer as the Chairman shall direct.

     SECTION 7. The Treasurer shall have charge of and be responsible for the collection, receipt, custody and disbursement of the funds of the Company. The Treasurer shall deposit the Company's funds in its name in such banks, trust companies or safe deposit vaults as the Board of Directors may direct. Such funds shall be subject to withdrawal only upon checks or drafts signed or authenticated in such manner as may be designated from time to time by resolution of the Board of Directors or of the Executive Committee. The Treasurer shall have the custody of such books and papers as in the practical business operations of the Company shall naturally belong in the office or custody of the Treasurer or as shall be placed in the Treasurer's custody by order of the Board of Directors or the Executive Committee. The Treasurer shall have such other powers and duties as are commonly incidental to the office of Treasurer or as may be prescribed for the Treasurer by the Board of Directors, the Executive Committee or the Chairman. Securities owned by the Company shall be in the custody of the Treasurer or of such other officers, agents or depositaries as may be designated by the Board of Directors or the Executive Committee. The Treasurer may be required to give bond to the Company for the faithful discharge of the duties of the Treasurer in such form and in such amount and with such surety as shall be determined by the Board of Directors. The Treasurer shall report to the Chairman or such other officer as the Chairman shall direct.

     SECTION 8. The Comptroller shall be responsible for the executive direction of the accounting organization and shall have functional supervision over the records of all other departments pertaining to revenues, expenses, money, securities, properties, materials and supplies. The Comptroller shall prescribe the form of all vouchers, accounts and accounting procedures, and reports required by the various departments. The Comptroller shall be responsible for the preparation and interpretation of all ac counting reports and financial statements as required and for the proper review and approval of all bills received for payment. No bill or voucher shall be so approved unless the charges covered by the bill or voucher shall have been previously approved through job order, requisition or otherwise by the head of the department in which it originated, or unless the Comptroller shall otherwise be satisfied of its propriety and correctness. The Comptroller shall have such other powers and duties as are commonly incidental to the office of Comptroller or as may be prescribed for the Comptroller by the Board of Directors, the Executive Committee or the Chairman. The Comptroller may be required to give bond to the Company for the faithful discharge of the duties of the Comptroller in such form and in such amount and with such surety as shall be determined by the Board of Directors. The Comptroller shall report to the Chairman or such other officer as the Chairman shall direct.

     SECTION 9. Assistant Secretaries, Assistant Treasurers and Assistant Comptrollers, when elected or appointed, shall respectively assist the Secretary, the Treasurer and the Comptroller in the performance of the respective duties assigned to such principal officers, and in assisting such principal officer, each of such assistant officers shall for such purpose have the powers of such principal officer. In case of the absence, disability, death, resignation or removal from office of any principal officer, such principal officer's duties shall, except as other wise ordered by the Board of Directors or the Executive Committee, temporarily devolve upon such assistant officer as shall be designated by the Chairman.

     SECTION 10. At least once each year, the Chairman shall report (which may be oral) to the Outside Directors (who for purposes hereof shall consist of all Directors who are not and never have been employees of the Company or any of its direct or indirect subsidiaries) on the status of a plan for succession to the office of Chairman.


                                  ARTICLE VI.

                               INDEMNIFICATION.

     SECTION 1. (a) A Director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the Illinois Business Corporation Act of 1983, as amended, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Illinois Business Corporation Act of 1983 is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Company shall be eliminated or limited to the full extent permitted by the Illinois Business Corporation Act of 1983, as so amended. Any repeal or modification of this Section 1(a) by the shareholders of the Company shall not adversely affect any right or protection of a

Director of the Company existing at the time of such repeal or modification.

     (b) Each person who is or was or had agreed to become a Director or officer of the Company, and each person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Company as an employee or agent of the Company or as a director, officer, employee, or agent, trustee or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Company to the full extent permitted by the Illinois Business Corporation Act of 1983 or any other applicable laws as presently or hereafter in effect. Without limiting the generality of the foregoing, the Company may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Section 1(b). Any repeal or modification of this Section 1(b) shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

     SECTION 2. The provisions of this Article shall be deemed to be a contract between the Company and each Director or officer who serves in any such capacity at any time while this Article is in effect, and any repeal or modification of this Article shall not affect any rights or obligations hereunder with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

     SECTION 3. The indemnification provided or permitted by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled by law or otherwise, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     SECTION 4. The Company may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Company, or who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under the laws of the State of Illinois.


                                 ARTICLE VII.

                                MISCELLANEOUS.

     SECTION 1. No bills shall be paid by the Treasurer unless reviewed and approved by the Comptroller or by some other person or committee expressly authorized by the Board of Directors, the Executive Committee, the Chairman or the Comptroller to review and approve bills for payment.

     SECTION 2. All checks, drafts or other orders for payment of money issued in the name of the Company shall be signed by such officers, employees or agents of the Company as shall from time to time be designated by the Board of Directors, the Chairman, the chief financial officer of the Company or the Treasurer.

     SECTION 3. Any and all shares of stock of any corporation owned by the Company and any and all voting trust certificates owned by the Company calling for or representing shares of stock of any corporation may be voted at any meeting of the shareholders of such corporation or at any meeting of the holders of such certificates, as the case may be, by any one of the principal officers of the Company upon any question which may be presented at such meeting, and any such officer may, on behalf of the Company, waive any notice required to be given of the calling of such meeting and consent to the holding of any such meeting without notice. Any such principal officer other than the Secretary, acting together with the Secretary or an Assistant Secretary, shall have authority to give to any person a written proxy, in the name of the Company and under its corporate seal, to vote any or all shares of stock or any or all voting trust certificates owned by the Company upon any question that may be presented at any such meeting of shareholders or certificate holders, with full power to waive any notice of the calling of such meeting and consent to the holding of such meeting without notice.

     SECTION 4. The fiscal year of the Company shall begin on the first day of January and end on the last day of December in each year.


                                 ARTICLE VIII.

                  ALTERATION, AMENDMENT OF REPEAL OF BY-LAWS.

          These by-laws may be altered, amended or repealed by the shareholders or the Board of Directors.